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                                                                 Exhibit 10.14.1



                   AMENDMENT NO. 1 TO STOCK OPTION AGREEMENT



                          This Amendment No. 1 to Stock Option Agreement (this
"Amendment") is made as of May 30,1996 by and between Sunrise Assisted Living, Inc. (the "Corporation"), a Delaware corporation, and David W. Faeder (the "Optionee").

                          WHEREAS, the Optionee holds an unexercised option to
purchase 450,000 shares of the Common Stock, par value $.01 per share, of the Company (the "Stock"), at a price of $8.00 per share (the "Option") evidenced by that certain Stock Option Agreement entered into, effective as of January 4, 1995, by and between the Corporation and the Optionee (the "Agreement"); and

                          WHEREAS, the Board of Directors of the Company and
the Optionee believe it desirable to amend the Agreement to provide for the cashless exercise of the Option through a broker; and

                          WHEREAS, such amendment has been approved by the
Corporation's Board of Directors and stockholders;

                          NOW, THEREFORE, for and in consideration of the
foregoing and of the mutual covenants and agreements set forth in this Amendment, the parties AGREE as follows:

                          1.      The following new sentence is added following
the second sentence of Section 4(c) of the Agreement:

                          Payment in full of the Aggregate Exercise Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the Optionee and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Aggregate Exericse Price for the shares of Stock purchased pursuant to the exercise of the Option.

                          2.      Except as expressly provided herein, the
terms and conditions of the Agreement shall remain in full force and effect and shall be binding on the parties hereto.
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                          IN WITNESS WHEREOF, the parties have duly executed
and delivered this Amendment, or have caused this Amendment to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.


                                            SUNRISE ASSISTED LIVING, INC.



                                            By: /s/ Thomas B. Newell
                                                -------------------------------
                                            Its:  Executive Vice President and
                                                   General Counsel


                                            OPTIONEE



                                            /s/ David W. Faeder
                                            -----------------------------------
                                            David W. Faeder

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